EXHIBIT 10.21

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALUED OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.


No. -007-                                      Right to Purchase 13,750 Shares

                             STOCK PURCHASE WARRANT


      THIS CERTIFIES THAT, for value received, Michael J. Foy or registered assigns, is entitled to purchase from Cliffwood Oil & Gas Corp., a Texas corporation (the "Company"), at any time or from time to time during the period specified in PARAGRAPH 2 hereof, Thirteen thousand seven hundred fifty (13,750) fully paid and nonassessable shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common"), at a price per share of $4.25 (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Class A Common purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in PARAGRAPH 4 hereof.

      This Warrant is subject to the terms of a Common Stock and Warrant Purchase Agreement dated as of August 4, 1997 (the "Purchase Agreement") between the Company and Belleview 1992 Income Fund, L.P., and to the following terms, provisions, and conditions:

      1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Houston, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash or by certified or official bank check of the Exercise Price for the Warrant Shares specified in said Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this PARAGRAPH 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

      2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time after August 4, 1997, and before 5:00 p.m., local time on August 4, 2002.

      3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

      (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

      (b) RESERVATION OF SHARES. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, (i) a sufficient number of shares of Class A Common to provide for the exercise of this Warrant.

      (c) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, (i) the Company will not increase the par value of the shares of Class A Common receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Class A Common so receivable, the Company will take all such corporate action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common at such adjusted Exercise Price upon the exercise of this Warrant.

      (d) REGISTRATION. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant requires registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as amended, or under applicable state securities or blue sky laws) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof.

      4. ANTIDILUTION PROVISIONS. The Exercise Price shall be subject to adjustment from time to time as provided in this PARAGRAPH 4. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the largest number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this PARAGRAPH 4, the term "Capital Stock", as used herein, includes the Class A Common Stock of the Company, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation which may be authorized in the future, provided that the shares purchasable pursuant to this Warrant shall include only shares of Class A Common, or shares resulting from any subdivision or combination of the Class A Common, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in PARAGRAPH 4(G) hereof, the stock or other securities or property provided for in said Paragraph. For purposes of this PARAGRAPH 4, the term "Net Asset Value" shall mean, at a point in time, an amount determined by dividing X by Y, where "X" is (i) the total assets of the Company and its subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its subsidiaries as of such time prepared in accordance with generally accepted accounting principles (exclusive, however, of oil and gas properties), PLUS (ii) the "Calculated Market Value" (as defined below) of such oil and gas properties, MINUS (iii) the total liabilities of the Company and its subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its subsidiaries as of such time prepared in accordance with generally accepted accounting principles, and where "Y" is the total number of shares of Capital Stock outstanding as of such time. In computing Net Asset Value, the "Calculated Market Value" of oil and gas properties of the Company and its consolidated subsidiaries shall be the value determined in accordance with ss. 210.4-10 of Regulation S-X, aS promulgated by the Securities and Exchange Commission, with the following adjustments to certain parameters: (i) applicable future prices for commodities shall be determined as follows: (A) for crude oil the beginning price shall be calculated using the average of one full calendar year forward prices, and (B) for natural gas the beginning price shall be calculated using the average of the first twelve month forward prices, each as reported on the New York Mercantile Exchange; PROVIDED, that such prices shall be adjusted for product quality and for basis differentials resulting from product location, as determined by the holder of this Warrant by obtaining market quotes from at least two mutually agreeable major independent third party dealers for each pipeline or point of delivery; PROVIDED, FURTHER, that such prices shall escalate at 3% per annum thereafter; (ii) beginning lease operating expenses, as determined by ss. 210.4-10 of Regulation S-X, shalL escalate at 3% per annum thereafter; (iii) the resulting cashflow stream, as determined by ss. 210.4-10 of Regulation S-X, after giving effect to thE adjustments to commodity price and lease operating expense assumptions, shall be discounted for a present value at a 15% discount rate; and (iv) that in making such computation, only the following categories (and portions of such categories) of reserves shall be utilized: 100% of proved developed producing reserves; 80% of proved developed non-producing reserves; and 40% of proved undeveloped reserves. The foregoing discount rate and percentages of reserves categories shall also apply to the Company's (or its subsidiary's) direct 10% interest in the reserves owned by the CALP (as defined in the Purchase Agreement) as provided in the CALP Agreement (as defined in the Purchase Agreement), provided however, that if, when and to the extent that the Company (or its subsidiary) earns additional interest in the CALP, then and to the extent of such additional interest, all reserves categories shall be risked at 80%.

      (a) ISSUANCE OF CAPITAL STOCK. Other than securities issued (x) pursuant to stock option plans authorized by the Board of Directors of the Company at a meeting of such Board held on May 28, 1997 (provided that either the exercise price of such options is at least $3.50 per share or that the option may not be exercised during the twelve months following the Closing), or (y) pursuant to the private offering which was authorized by the Board of Directors of the Company pursuant to resolutions dated February 13, 1997 (provided such sale of securities is closed and funded no later than July 31, 1997), if and whenever the Company shall issue or sell any shares of Capital Stock without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, and/or the Company shall issue or sell any shares of its Capital Stock for a consideration per share less than the Net Asset Value on the date of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to a price (calculated to the nearest cent) determined as provided in PARAGRAPH (I) below (in the case of a consideration per share less than the Exercise Price), or the price (calculated to the nearest cent) determined as provided by PARAGRAPH (II) below (in the case of a consideration per share less than the Net Asset Value), or the lower of the prices (calculated to the nearest cent) determined as provided in PARAGRAPHS (I) and (II) below (in the case of a consideration per share which is less than both the Exercise Price and the Net Asset Value):

               (i) by dividing X by Y, where "X" is an amount equal to the sum of (A) the total number of shares of Capital Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (B) the consideration, if any, received by the Company upon such issue or sale, and where "Y" is the total number of shares of Capital Stock outstanding immediately after such issue or sale; and

              (ii) by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by X/Y, where "X" is an amount equal to the sum of (A) the number of shares of Capital Stock outstanding immediately prior to such issue or sale multiplied by the Net Asset Value immediately prior to such issue or sale and (B) the consideration received by the Company upon such issue or sale, and where "Y" is equal to the product of (A) the total number of shares of Capital Stock outstanding immediately after such issue or sale and (B) the Net Asset Value immediately prior to such issue or sale.

      (b) TREATMENT CONVERTIBLE SECURITIES; COMPUTATION OF CONSIDERATION. For purposes of PARAGRAPH 4(A) hereof, the following provisions shall also be applicable:

               (i) In case the Company shall grant any rights to subscribe for or purchase for the purchase of, Capital Stock or securities convertible into or exchangeable for Capital Stock (such convertible or exchangeable securities being herein called "Convertible Securities"), whether or not such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon exchange of such Convertible Securities (as determined in accordance with the following sentence) shall be less than the greater of (A) the Exercise Price in effect immediately prior to the time of issuance of such Convertible Securities and (B) the Net Asset Value, determined as of the date of issuance of such Convertible Securities, then the total maximum number of shares of Capital Stock issuable upon the exchange of such Convertible Securities shall (as of the date issuance of such Convertible Securities) be deemed to be outstanding and to have been issued and sold for such price per share. The price per share for which the Capital Stock is issuable, as provided in the preceding sentence, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount, if any, of additional consideration payable to the Company upon the conversion or exchange of such Convertible Securities by (y) the total maximum number of shares of Capital Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as provided in PARAGRAPH 4(B)(VI) hereof, no further adjustments of the Exercise Price shall be made upon the actual issue of such Capital or upon the actual issue of such Capital Stock upon the conversion or exchange of such Convertible Securities.

              (ii) In case at any time the Company shall pay a dividend or make any other distribution upon the Capital Stock payable in Capital Stock, Options or Convertible Securities, any Capital Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued without consideration.

             (iii) In case at any time any Capital Stock, Convertible Securities, or Options shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Capital Stock, Convertible Securities, or Options shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the market price thereof (determined as provided in PARAGRAPH 4(E) hereof) as of the date of receipt, but in each such case without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In computing the market price of a note or other obligation that is not listed or admitted to trading on any securities exchange or quoted in the National Association of Securities Dealers, Inc. Automated Quotation System or reported by the National Quotation Bureau, Inc. or a similar reporting organization, the total consideration to be received by the Company thereunder (including interest) shall be discounted to present value at the prime rate of interest of NationsBank of Texas, N.A., in effect at the time the note or obligation is deemed to have been issued. In case any Capital Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such Capital Stock or Convertible Securities.

            (iiii) In case at any time the Company shall take a record of the holders of Capital Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Capital Stock or Convertible Securities, or (B) to subscribe for or purchase Capital Stock, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of such Capital Stock or Convertible Securities.

               (v) If the price at which any Convertible Securities referred to in PARAGRAPH 4(B)(I) hereof are convertible into or exchangeable for Capital Stock, shall change at any time (whether by reason of provisions designed to protect against dilution or otherwise), the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have obtained had the adjustments made upon the issuance of Convertible Securities been made upon the basis of (A) the issuance of the number of shares of Capital Stock theretofore actually delivered upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (B) the number of shares of Capital Stock to be issued for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

              (iv) If any adjustment has been made in the Exercise Price because of the issuance Convertible Securities and if any of such rights to convert or exchange such Convertible Securities expire or otherwise terminate, then the Exercise Price shall be readjusted to eliminate the adjustments previously made in connection with the rights to convert or exchange Convertible Securities which have expired or terminated.

               (v) The number of shares of Capital Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Capital Stock.

      (c) SUBDIVISIONS AND COMBINATIONS. In case at any time the Company shall subdivide the outstanding shares of Capital Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Capital Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. An adjustment made pursuant to this PARAGRAPH 4(c) shall become effective immediately after the effective date of such subdivision or combination.

      (d) EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case at any time the Company shall pay a dividend or make a distribution to all holders of Capital Stock, as such, of shares of its stock, evidences of its indebtedness, assets, or rights, options, or warrants to subscribe for or purchase such shares, evidences of indebtedness, or assets, other than (i) a dividend or distribution payable in Capital Stock, Convertible Securities or (ii) a dividend or distribution payable in cash out of earnings or earned surplus, then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be the total number of shares of Capital Stock outstanding on such record date multiplied by the market price per share of Capital Stock (determined as provided in PARAGRAPH 4(E) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) as of such record date of such shares of stock, evidences of indebtedness, assets, or rights, options, or warrants so paid or distributed, and the denominator of which shall be the total number of shares of Capital Stock outstanding on such record date multiplied by the market price per share of Capital Stock (determined as provided in PARAGRAPH 4(E) hereof) on such record date. Such adjustment shall be made whenever such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution.

      (e) COMPUTATION OF MARKET PRICE. For the purpose of any computation under PARAGRAPHS 4(B), 4(D) OR 5 hereof, the market price of the security in question on any day shall be deemed to be the average of the last reported sale prices for the security for the twenty (20) consecutive Trading Days (as defined below) commencing thirty (30) Trading Days before the day in question. The last reported sale price for each day shall be (i) the last reported sale price of the security on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in CLAUSE (I) above, the mean between the high bid and low asked quotations for the security as reported by the National Quotation Bureau, Inc. if at least two securities dealers have inserted both bid and asked quotations for such security on at least ten (10) of such twenty (20) consecutive Trading Days, or (iii) if the security is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of security on the principal securities exchange on which such class of security is listed or admitted to trading. If the security is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in CLAUSE (II) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in CLAUSE (III) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the security on any day or the average of such last reported sale prices for any period shall be the fair market value of such security as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. The term "Trading Days", as used herein, means (i) if the security is quoted on the National Market of the National Association of Security Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the security is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

      (f) RECORD DATE ADJUSTMENTS. In any case in which this PARAGRAPH 4 requires that a downward adjustment of the Exercise Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant exercised after such record date and before the occurrence of such event the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Warrant Shares issuable upon such exercise before giving effect to such adjustment.

      (g) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR Sale. If any capital reorganization of the Company, or any reclassification of the Capital Stock, or any consolidation or merger of the Company with or into another corporation or entity, or any sale of all or substantially all the assets of the Company to another corporation or entity, shall be effected in such a way that the holders of Class A Common (or any other securities of the Company then issuable upon the exercise of this Warrant) shall be entitled to receive stock or other securities or property (including cash) with respect to or in exchange for Class A Common (or such other securities), then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of Class A Common (or such other securities) immediately theretofore purchasable and receivable upon the exercise hereof, such stock or other securities or property (including cash) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Class A Common (or such other securities) equal to the number of shares of Class A Common (or such other securities) immediately theretofore purchasable and receivable upon the exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon exercise hereof) shall thereafter be applicable, as nearly as reasonably may be, in relation to the stock or other securities or property thereafter deliverable upon the exercise hereof (including an immediate adjustment of the Exercise Price if by reason of or in connection with such consolidation, merger, or sale any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Exercise Price). In the event of a consolidation or merger of the Company with or into another corporation or entity as a result of which a greater or lesser number of shares of common stock of the surviving corporation or entity are issuable to holders of Capital Stock in respect of the number of shares of Capital Stock outstanding immediately prior to such consolidation or merger, then the Exercise Price in effect immediately prior to such consolidation or merger shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Capital Stock. The Company shall not effect any such consolidation, merger, or sale unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets and any other corporation or entity the shares of stock or other securities or property of which are receivable thereupon by the holder of this Warrant shall expressly assume, by written instrument executed and delivered (and satisfactory in form) to the holder of this Warrant, (i) the obligation to deliver to such holder such stock or other securities or property as, in accordance with the foregoing provisions, such holder may be entitled to purchase and (ii) all other obligations of the Company hereunder.

      (h) NO FRACTIONAL SHARES. No fractional shares of Class A Common are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the current market value of a share of Class A Common, which current market value shall be the last reported sale price (determined as provided in PARAGRAPH 4(E) hereof) on the Trading Day immediately preceding the date of the exercise.

      (i) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      (j) OTHER NOTICES. In case at any time:

            (i) the Company shall declare any dividend upon the Capital Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of earnings or earned surplus) to the holders of the Capital Stock;

            (ii) the Company shall offer for subscription pro rata to the holders of the Capital Stock any additional shares of stock of any class or other rights;

            (iii) there shall be any capital reorganization of the Company, or reclassification of the Capital Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(A) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Capital Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Capital Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Capital Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Capital Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 20 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceeding referred to in CLAUSES
(I), (II), (III), and (IV) above.

      (k) CERTAIN EVENTS. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company, the other provisions of this PARAGRAPH 4 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall appoint the Company's regular independent auditors or another firm of independent public accountants of recognized national standing who are satisfactory to the holder of this Warrant which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holder of this Warrant. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein; provided that no such adjustment shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this PARAGRAPH 4. The Company may make such reductions in the Exercise Price or increase in the number of shares of Class A Common purchasable hereunder as it deems advisable, including any reductions or increases, as the case may be, necessary to ensure that any event treated for federal income tax purposes as a distribution of stock rights not be taxable to recipients.

      5. MANDATORY EXERCISE. Notwithstanding anything herein to the contrary herein, this Warrant must be exercised in full, and shall be deemed to be exercised in full without any notice from the holder of this Warrant, if and when the Class A Common Stock is publicly traded and the market price, as computed pursuant to PARAGRAPH 4(E) hereof equal to or greater than $6.00 per share. The foregoing price of $6.00 per share shall be subject to the same adjustments as provided for herein for the Exercise Price and shall be adjusted in proportion to the Exercise Price whenever the Exercise Price is adjusted.

      6. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

      7. AVAILABILITY OF INFORMATION. The Company will cooperate with the holder of this Warrant and each holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act of 1933, as amended, for the sale of this Warrant or any Warrant Shares. Nothing in this Section 6 obligates the Company to register any Warrant Shares or other securities under federal or state securities laws or incur any other unreasonable expense. The Company will deliver to the holder of this Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices, and proxy statements sent or made available generally by the Company to its shareholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission.

      8. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      9. TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

      (a) WARRANT TRANSFERABLE. The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to in PARAGRAPH 9(E) hereof by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Company; but until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

      (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in PARAGRAPH 9(E) hereof, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Class A Common which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

      (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this PARAGRAPH 9, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this PARAGRAPH 9.

      (e) REGISTER. The Company shall maintain, at its principal office in Houston, Texas, (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

      (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION. Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

      10. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant or to the holder of shares acquired upon exercise of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, Attention: President, or at such other address as shall have been furnished to the holder of this Warrant or to the holder of shares acquired upon exercise of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) the person entitled to receive such notice at the address of such person for purposes of this PARAGRAPH 10, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

      2. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      3.    MISCELLANEOUS.

      (a) AMENDMENTS. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

      (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

      (c) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, on this fourth day of August, 1997.

                                    CLIFFWOOD OIL & GAS CORP.


                                    By:  /S/ FRANK A. LODZINSKI
                                       Name: Frank A. Lodzinski
                                       Title: President
[CORPORATE SEAL]